EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Affordable Green Homes International, Inc. (the "Company") on Form 10-Q for the period ending June 30, 2009 , as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael P Vahl, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-Q for the period ending June 30, 2009 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the period ending June 30, 2009, fairly presents, in all material respects, the financial condition and results of operations of Affordable Green Homes International, Inc.

AFFORDABLE GREEN HOMES INTERNATIONAL

Dated: August 14, 2009	By:	/s/ Michael P Vahl
Michael P Vahl
Chief Executive Officer